FOR IMMEDIATE RELEASE
DATE: January 23, 2025

HERITAGE FINANCIAL ANNOUNCES FOURTH QUARTER AND ANNUAL 2024 RESULTS AND DECLARES REGULAR CASH DIVIDEND OF $0.24 PER SHARE

Fourth Quarter 2024 Highlights
•Net income was $11.9 million, or $0.34 per diluted share, compared to $11.4 million, or $0.33 per diluted share, for the third quarter of 2024.
~~•~~Results included a pre-tax loss on sale of securities of $3.9 million and $2.9 million in total after-tax costs related to BOLI restructuring, resulting in an aggregate negative impact of $0.17 per diluted share.
•Loans receivable increased $122.6 million, or 2.6% (10.5% annualized).
•Net interest margin increased to 3.39%, from 3.33% for the third quarter of 2024.
•Cost of total deposits decreased to 1.39%, from 1.42% for the third quarter of 2024.
~~•~~Declared a regular cash dividend of $0.24 per share on January 22, 2025, an increase of 4.3% from the $0.23 regular cash dividend per share declared in the fourth quarter of 2024.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company", ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $11.9 million for the fourth quarter of 2024, compared to $11.4 million for the third quarter of 2024 and $6.2 million for the fourth quarter of 2023. Diluted earnings per share for the fourth quarter of 2024 were $0.34 compared to $0.33 for the third quarter of 2024 and $0.18 for the fourth quarter of 2023. Net income for the year ended 2024 totaled $43.3 million, or $1.24 per diluted share, compared to $61.8 million, or $1.75 per diluted share for the year ended 2023.
In the fourth quarter of 2024, the Company incurred a pre-tax loss of $3.9 million on the sale of investment securities in connection with the strategic repositioning of its balance sheet, which decreased diluted earnings per share by $0.09 for the quarter. The Company sold $35.6 million of investment securities with a book yield of 1.88%. Proceeds were used to fund higher yielding loan growth for the quarter. For the year ended 2024, the Company incurred pre-tax losses of $22.7 million on the sale of investment securities in connection with the strategic balance sheet repositioning efforts, which decreased diluted earnings per share by $0.51 for the year.
In addition, the Company restructured its bank owned life insurance ("BOLI") portfolio during the fourth quarter of 2024, incurring additional tax expense related to the sale of BOLI of $2.4 million and other costs totaling $508,000 included in BOLI income which decreased diluted earnings per share by $0.08 for the quarter.
Jeff Deuel, Chief Executive Officer of the Company, commented, "We are very pleased with our operating results for the fourth quarter, which included strong loan growth, margin expansion and lower cost of deposits. In addition to an increase in net interest margin, we also saw an increase in net interest income for the second consecutive quarter. We continue to strategically reposition our balance sheet to improve future profitability. Although these actions reduce reported earnings, we are seeing the benefits to our core earnings and we are optimistic that the combination of our strong balance sheet and prudent risk management will provide sustainable long-term returns for our shareholders."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(Dollars in thousands, except per share amounts)
Net income	$11,928	$11,423	$6,233
Pre-tax, pre-provision income(1)	$17,513	$15,505	$8,001
Diluted earnings per share	$0.34	$0.33	$0.18
Return on average assets(2)	0.66%	0.63%	0.35%
Pre-tax, pre-provision return on average assets(1)(2)	0.97%	0.86%	0.44%
Return on average common equity(2)	5.46%	5.30%	3.04%
Return on average tangible common equity(1)(2)	7.81%	7.62%	4.69%
Adjusted return on average tangible common equity(1)(2)	11.59%	10.42%	10.21%
Net interest margin(2)	3.39%	3.33%	3.41%
Cost of total deposits(2)	1.39%	1.42%	1.01%
Efficiency ratio	69.3%	71.7%	84.2%
Adjusted efficiency ratio(1)	64.4%	65.2%	70.4%
Noninterest expense to average total assets(2)	2.20%	2.18%	2.37%
Total assets	$7,106,278	$7,153,363	$7,174,957
Loans receivable, net	$4,749,655	$4,628,088	$4,287,628
Total deposits	$5,684,613	$5,708,492	$5,599,872
Loan to deposit ratio(3)	84.5%	82.0%	77.4%
Book value per share	$25.40	$25.61	$24.44
Tangible book value per share(1)	$18.22	$18.45	$17.40
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Cash and cash equivalents decreased $58.5 million, or 33.3%, to $117.1 million at December 31, 2024 from $175.6 million at September 30, 2024 primarily due to an increase in loans.
Total investment securities decreased $104.5 million, or 6.6%, to $1.47 billion at December 31, 2024 from $1.57 billion at September 30, 2024. As previously noted, the Company sold $35.6 million of investment securities at a pre-tax loss of $3.9 million as part of its strategic balance sheet repositioning. In addition, there were investment maturities and repayments of $54.2 million during the fourth quarter of 2024 and a $15.0 million increase in unrealized losses on available for sale securities, due primarily to changes in market rates.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	December 31, 2024		September 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$12,544	0.9%	$13,054	0.8%	$(510)	(3.9)%
Municipal securities	50,942	3.5	61,263	3.9	(10,321)	(16.8)
Residential CMO and MBS(1)	369,331	25.2	427,048	27.2	(57,717)	(13.5)
Commercial CMO and MBS(1)	309,741	21.0	328,861	20.9	(19,120)	(5.8)
Corporate obligations	11,770	0.8	11,706	0.7	64	0.5
Other asset-backed securities	10,066	0.7	10,847	0.7	(781)	(7.2)
Total	$764,394	52.1%	$852,779	54.2%	$(88,385)	(10.4)%

	December 31, 2024		September 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,216	10.3%	$151,181	9.6%	$35	—%
Residential CMO and MBS(1)	244,309	16.6	249,589	15.9	(5,280)	(2.1)
Commercial CMO and MBS(1)	307,760	21.0	318,630	20.3	(10,870)	(3.4)
Total	$703,285	47.9%	$719,400	45.8%	$(16,115)	(2.2)%

Total investment securities	$1,467,679	100.0%	$1,572,179	100.0%	$(104,500)	(6.6)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS

Loans receivable increased $122.6 million, or 2.6%, to $4.80 billion at December 31, 2024 from $4.68 billion at September 30, 2024. New loans funded in the fourth quarter and third quarter of 2024 totaled $181.0 million and $176.9 million, respectively. Loan prepayments were similar to the prior quarter at $44.4 million during the fourth quarter of 2024, compared to $44.8 million during the prior quarter.
Commercial and industrial loans increased $18.5 million, or 2.2%, due primarily to new loan production of $56.3 million during the quarter, offset by pay downs on outstanding balances. Owner-occupied commercial real estate ("CRE") loans increased $16.2 million, or 1.6%, due primarily to new loan production of $32.0 million during the quarter, offset partially by pay downs on outstanding balances. Non-owner occupied CRE loans increased $73.5 million, or 4.0%, due primarily to new loan production of $74.7 million during the quarter and the transfer of $22.3 million of commercial and multifamily construction loans upon completion of construction. Commercial and multifamily construction loans increased $17.2 million or 4.6% due primarily to advances on outstanding commitments.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	December 31, 2024		September 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$842,672	17.5%	$824,134	17.6%	$18,538	2.2%
Owner-occupied CRE	1,003,243	20.9	987,084	21.1	16,159	1.6
Non-owner occupied CRE	1,909,107	39.9	1,835,609	39.3	73,498	4.0
Total commercial business	3,755,022	78.3	3,646,827	78.0	108,195	3.0
Residential real estate	402,954	8.4	408,982	8.7	(6,028)	(1.5)
Real estate construction and land development:
Residential	83,890	1.7	79,325	1.7	4,565	5.8
Commercial and multifamily	395,553	8.2	378,322	8.1	17,231	4.6
Total real estate construction and land development	479,443	9.9	457,647	9.8	21,796	4.8
Consumer	164,704	3.4	166,023	3.5	(1,319)	(0.8)
Loans receivable	4,802,123	100.0%	4,679,479	100.0%	122,644	2.6
Allowance for credit losses on loans	(52,468)		(51,391)		(1,077)	2.1
Loans receivable, net	$4,749,655		$4,628,088		$121,567	2.6%

Total deposits decreased $23.9 million, or 0.4%, to $5.68 billion at December 31, 2024 from $5.71 billion at September 30, 2024. Non-maturity deposits decreased by $55.6 million, or 1.2%, from September 30, 2024 due primarily to customers moving balances to higher yielding accounts. Certificates of deposit increased $31.7 million, or 3.4%, to $977.3 million at December 31, 2024 from $945.6 million at September 30, 2024, primarily due to new accounts opened during the quarter offset partially by a decrease of $25.0 million in brokered certificates of deposit. Average total deposits increased $39.7 million to $5.72 billion for the fourth quarter of 2024, from $5.68 billion for the third quarter of 2024.

The following table summarizes the Company's total deposits at the dates indicated:

	December 31, 2024		September 30, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,654,955	29.1%	$1,682,219	29.5%	$(27,264)	(1.6)%
Interest bearing demand deposits	1,464,129	25.8	1,489,316	26.1	(25,187)	(1.7)
Money market accounts	1,166,901	20.5	1,148,720	20.1	18,181	1.6
Savings accounts	421,377	7.4	442,677	7.8	(21,300)	(4.8)
Total non-maturity deposits	4,707,362	82.8	4,762,932	83.5	(55,570)	(1.2)
Certificates of deposit	977,251	17.2	945,560	16.5	31,691	3.4
Total deposits	$5,684,613	100.0%	$5,708,492	100.0%	$(23,879)	(0.4)%
Total borrowings increased $1.0 million to $383.0 million at December 31, 2024 from $382.0 million at September 30, 2024. Average borrowings decreased $78.9 million to $373.5 million for the fourth quarter of 2024, from $452.4 million for the third quarter of 2024. Borrowings of $100.0 million from the Bank Term Funding Program were paid off during the quarter. All outstanding borrowings at December 31, 2024 are with the Federal Home Loan Bank ("FHLB") and mature within one year.
Total stockholders' equity decreased $11.0 million, or 1.3%, to $863.5 million at December 31, 2024 compared to $874.5 million at September 30, 2024 due primarily to a $11.7 million increase in accumulated other comprehensive loss as a result of changes in market rates, $8.0 million in dividends paid to common shareholders and $4.4 million in common stock repurchases, offset partially by $11.9 million of net income recognized for the quarter.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at December 31, 2024.
The following table summarizes the capital ratios for the Company at the dates indicated:

	December 31, 2024	September 30, 2024
Stockholders' equity to total assets	12.2%	12.2%
Tangible common equity to tangible assets (1)	9.0	9.1
Common equity tier 1 capital ratio (2)	12.0	12.3
Leverage ratio (2)	10.0	9.9
Tier 1 capital ratio (2)	12.4	12.7
Total capital ratio (2)	13.3	13.6
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.09% at December 31, 2024 compared to 1.10% at September 30, 2024. During the fourth quarter of 2024, the Company recorded a $1.1 million provision for credit losses on loans, compared to a $2.7 million provision for credit losses on loans during the third quarter of 2024. The provision for credit losses on loans during the quarter was due primarily to loan growth. Net charge-offs for the fourth quarter of 2024 were $27,000.
During the fourth quarter of 2024, the Company recorded a $79,000 provision for credit losses on unfunded commitments compared to a $266,000 reversal of the provision for credit losses on unfunded commitments during the third quarter of 2024. The provision for credit losses on unfunded commitments during the fourth quarter of 2024 was due primarily to an increase in the unfunded exposure on loans.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$51,391	$508	$51,899	$51,219	$774	$51,993	$46,947	$1,534	$48,481
Provision for (reversal of) credit losses	1,104	79	1,183	2,705	(266)	2,439	1,670	(246)	1,424
Net charge-offs	(27)	—	(27)	(2,533)	—	(2,533)	(618)	—	(618)
Balance, end of period	$52,468	$587	$53,055	$51,391	$508	$51,899	$47,999	$1,288	$49,287

Credit Quality
The percentage of classified loans to loans receivable improved to 1.4% at December 31, 2024 compared to 1.5% at September 30, 2024. Classified loans include loans rated substandard or worse. The decrease was due primarily to payoffs and principal payments on substandard loans. Total loans designated as special mention increased by $11.6 million to $110.7 million at December 31, 2024 compared to $99.1 million at September 30, 2024.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	December 31, 2024		September 30, 2024
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,623,080	96.3%	$4,508,424	96.4%
Special Mention	110,725	2.3	99,078	2.1
Substandard	68,318	1.4	71,977	1.5
Total	$4,802,123	100.0%	$4,679,479	100.0%
Nonaccrual loans to loans receivable were 0.08% and 0.09% at December 31, 2024 and September 30, 2024, respectively. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(Dollars in thousands)
Balance, beginning of period	$4,301	$3,826	$3,065
Additions	160	4,990	2,149
Net principal payments and transfers to accruing status	(250)	(173)	(333)
Payoffs	(132)	(1,832)	(413)
Charge-offs	—	(2,510)	—
Balance, end of period	$4,079	$4,301	$4,468

Liquidity
Total liquidity sources available at December 31, 2024 were $2.34 billion. This includes on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at December 31, 2024 represented a coverage ratio of 41.2% of total deposits and 103.1% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	December 31, 2024	September 30, 2024
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$117,100	$175,572
Unencumbered investment securities available for sale (1)	746,163	848,224
Total on-balance sheet liquidity	$863,263	$1,023,796
Off-balance sheet liquidity
FRB borrowing availability	$360,104	$287,739
FHLB borrowing availability (2)	976,288	1,068,085
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,481,392	$1,500,824
Total available liquidity	$2,344,655	$2,524,620
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.36 billion at December 31, 2024 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.22 billion.

Net Interest Income and Net Interest Margin
Net interest income increased $0.8 million, or 1.5%, during the fourth quarter of 2024 compared to the third quarter of 2024, due primarily to a $1.7 million decrease in interest expense, offset partially by a $0.9 million decrease in interest income. Net interest margin increased six basis points to 3.39% during the fourth quarter of 2024 from 3.33% during the third quarter of 2024.
The yield on interest earning assets decreased 5 basis points to 4.97% for the fourth quarter of 2024 compared to 5.02% for the third quarter of 2024. The yield on loans receivable, net, decreased 7 basis points to 5.53% during the fourth quarter of 2024 compared to 5.60% during the third quarter of 2024 as loans indexed to Prime or SOFR repriced at lower rates due to reductions in the federal funds rate.
The cost of interest bearing deposits decreased 4 basis points to 1.98% for the fourth quarter of 2024 from 2.02% for the third quarter of 2024. This decrease was primarily due to a decrease in deposit rates during the quarter.
Net interest income decreased $0.8 million, or 0.2%, during the fourth quarter of 2024 compared to the fourth quarter of 2023 and the net interest margin decreased 2 basis points to 3.39% from 3.41% during this same period. The decrease was due primarily to an increase in interest expense resulting from increased deposit rates and borrowing expense, partially offset by an increase in yields earned on interest earning assets following increases in market interest rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,665,113	$64,864	5.53%	$4,555,090	$64,138	5.60%	$4,233,743	$57,092	5.35%
Taxable securities	1,514,210	12,510	3.29	1,604,529	13,472	3.34	1,824,205	14,488	3.15
Nontaxable securities (3)	16,138	146	3.60	17,482	159	3.62	37,382	300	3.18
Interest earning deposits	119,275	1,440	4.80	150,384	2,048	5.42	174,475	2,382	5.42
Total interest earning assets	6,314,736	78,960	4.97%	6,327,485	79,817	5.02%	6,269,805	74,262	4.70%
Noninterest earning assets	834,558			855,436			871,071
Total assets	$7,149,294			$7,182,921			$7,140,876
Interest Bearing Liabilities:
Certificates of deposit	$947,929	$10,070	4.23%	$906,743	$10,052	4.41%	$638,101	$6,261	3.89%
Savings accounts	432,287	280	0.26	445,926	220	0.20	497,484	231	0.18
Interest bearing demand and money market accounts	2,631,577	9,622	1.45	2,644,827	9,984	1.50	2,713,482	7,846	1.15
Total interest bearing deposits	4,011,793	19,972	1.98	3,997,496	20,256	2.02	3,849,067	14,338	1.48
Junior subordinated debentures	22,019	512	9.25	21,946	541	9.81	21,729	553	10.10

	Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Securities sold under agreement to repurchase	—	—	—	—	—	—	17,511	5	0.11
Borrowings	373,493	4,713	5.02	452,364	6,062	5.33	459,784	5,495	4.74
Total interest bearing liabilities	4,407,305	25,197	2.27%	4,471,806	26,859	2.39%	4,348,091	20,391	1.86%
Noninterest demand deposits	1,703,357			1,677,984			1,772,261
Other noninterest bearing liabilities	170,324			175,332			207,141
Stockholders’ equity	868,308			857,799			813,383
Total liabilities and stockholders’ equity	$7,149,294			$7,182,921			$7,140,876
Net interest income and spread		$53,763	2.70%		$52,958	2.63%		$53,871	2.84%
Net interest margin			3.39%			3.33%			3.41%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $878,000, $938,000 and $832,000 for the fourth quarter of 2024, third quarter of 2024 and fourth quarter of 2023, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income increased $1.5 million to $3.3 million during the fourth quarter of 2024 from $1.8 million during the third quarter of 2024. The increase was due primarily to the decrease in loss resulting from the above-referenced sale of investment securities recognized in the fourth quarter of 2024 as part of the strategic repositioning of the balance sheet, compared to the loss recognized in the prior quarter in connection with the prior balance sheet repositioning transaction. The increase was partially offset by a decrease in gain on sale of other assets, net which was due to the $1.5 million gain on sale of an administrative building recognized during the third quarter of 2024.
Noninterest income increased $6.4 million from the same period in 2023 due primarily to the decrease in loss resulting from the above-referenced sale of investment securities recognized in the fourth quarter of 2024 as part of the strategic repositioning of the balance sheet, compared to the loss recognized in the same quarter in 2023 in connection with the prior balance sheet repositioning transaction.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2024	September 30, 2024	December 31, 2023	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,892	$2,788	$2,804	$104	3.7%	$88	3.1%
Card revenue	1,849	2,134	1,944	(285)	(13.4)	(95)	(4.9)
Loss on sale of investment securities	(3,903)	(6,945)	(10,005)	3,042	43.8	6,102	61.0
Gain on sale of loans, net	—	—	36	—	—	(36)	(100.0)
Interest rate swap fees	357	—	—	357	—	357	—
Bank owned life insurance income	256	860	654	(604)	(70.2)	(398)	(60.9)
Gain on sale of other assets, net	23	1,480	—	(1,457)	(98.4)	23	—
Other income	1,816	1,520	1,420	296	19.5	396	27.9
Total noninterest income (loss)	$3,290	$1,837	$(3,147)	$1,453	79.1%	$6,437	204.5%

Noninterest Expense
Noninterest expense increased $0.3 million, or 0.6%, during the fourth quarter of 2024 from the third quarter of 2024. Marketing expense and professional services expense increased compared to the prior quarter, primarily due to timing of services performed.
Noninterest expense decreased $3.2 million, or 7.5%, during the fourth quarter of 2024 compared to the same period in 2023.

Compensation and employee benefit expense decreased primarily to a decrease in full-time equivalent employees to 751 at December 31, 2024 from 803 at December 31, 2023. Data processing expense decreased due primarily to an accrual for the early termination of a technology-related contract expensed in the fourth quarter of 2023. Marketing expenses decreased due to the timing of services performed. Professional services decreased due primarily to a $1.5 million expense related to renewal of the core vendor contract during the fourth quarter of 2023. State/municipal business and use taxes increased primarily due to an increase in total revenue.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2024	September 30, 2024	December 31, 2023	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$24,236	$24,367	$24,758	$(131)	(0.5)%	$(522)	(2.1)%
Occupancy and equipment	4,742	4,850	4,784	(108)	(2.2)	(42)	(0.9)
Data processing	4,020	3,964	4,630	56	1.4	(610)	(13.2)
Marketing	405	128	698	277	216.4	(293)	(42.0)
Professional services	663	490	2,266	173	35.3	(1,603)	(70.7)
State/municipal business and use taxes	1,180	1,249	909	(69)	(5.5)	271	29.8
Federal deposit insurance premium	829	824	847	5	0.6	(18)	(2.1)
Amortization of intangible assets	399	399	593	—	—	(194)	(32.7)
Other expense	3,066	3,019	3,238	47	1.6	(172)	(5.3)
Total noninterest expense	$39,540	$39,290	$42,723	$250	0.6%	$(3,183)	(7.5)%

Income Tax Expense
Income tax expense increased $2.8 million during the fourth quarter of 2024 to $4.4 million compared to $1.6 million for the third quarter of 2024. The increase in income tax expense during the fourth quarter of 2024 compared to the prior quarter was primarily due to the above-referenced additional tax expense of $2.4 million related to the BOLI restructuring during the fourth quarter of 2024.
Income tax expense increased $4.1 million in the fourth quarter of 2024 compared to same period in 2023 due to higher pre-tax income during the fourth quarter of 2024 and the additional tax expense of $2.4 million related to the BOLI restructuring during the fourth quarter of 2024.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	December 31, 2024	September 30, 2024	December 31, 2023	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$16,330	$13,066	$6,577	$3,264	$9,753
Income tax expense	$4,402	$1,643	$344	$2,759	$4,058
Effective income tax rate	27.0%	12.6%	5.2%	14.4%	21.8%

Dividends
On January 22, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend is payable on February 20, 2025 to shareholders of record as of the close of business on February 6, 2025.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, January 23, 2025 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 817868 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through January 30, 2025 by dialing (866) 813-9403 -- access code 202025.
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 50 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
Contact
Jeff Deuel, Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, and labor shortages, a potential recession or slowed economic growth; changes in the interest rate environment which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System in response thereto; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, in regulatory policies and principles, or the interpretation and prioritization of regulatory capital or other rules; effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits and deposit concentrations; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (by type of geographic area, collateral and industry) within our loan portfolio; disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform our critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and Fintech companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and Fintech companies; effects of critical accounting policies and judgments, including the use of estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business and the businesses of our clients; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; our success at managing the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Cash on hand and in banks	$58,821	$78,068	$55,851
Interest earning deposits	58,279	97,504	169,122
Cash and cash equivalents	117,100	175,572	224,973
Investment securities available for sale, at fair value (amortized cost of $835,592, $909,023 and $1,227,787, respectively)	764,394	852,779	1,134,353
Investment securities held to maturity, at amortized cost (fair value of $623,452, $661,696 and $662,450, respectively)	703,285	719,400	739,442
Total investment securities	1,467,679	1,572,179	1,873,795
Loans receivable	4,802,123	4,679,479	4,335,627
Allowance for credit losses on loans	(52,468)	(51,391)	(47,999)
Loans receivable, net	4,749,655	4,628,088	4,287,628
Premises and equipment, net	71,580	72,500	74,899
Federal Home Loan Bank stock, at cost	21,538	16,993	4,186
Bank owned life insurance	111,699	127,248	125,655
Accrued interest receivable	19,483	20,102	19,518
Prepaid expenses and other assets	303,452	296,190	318,571
Other intangible assets, net	3,153	3,552	4,793
Goodwill	240,939	240,939	240,939
Total assets	$7,106,278	$7,153,363	$7,174,957

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,654,955	$1,682,219	$1,715,847
Interest bearing deposits	4,029,658	4,026,273	3,884,025
Total deposits	5,684,613	5,708,492	5,599,872
Borrowings	383,000	382,000	500,000
Junior subordinated debentures	22,058	21,985	21,765
Accrued expenses and other liabilities	153,080	166,372	200,059
Total liabilities	6,242,751	6,278,849	6,321,696

Common stock	531,674	534,917	549,748
Retained earnings	387,097	383,127	375,989
Accumulated other comprehensive loss, net	(55,244)	(43,530)	(72,476)
Total stockholders' equity	863,527	874,514	853,261
Total liabilities and stockholders' equity	$7,106,278	$7,153,363	$7,174,957

Shares outstanding	33,990,827	34,153,539	34,906,233

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest Income
Interest and fees on loans	$64,864	$64,138	$57,092	$247,472	$217,284
Taxable interest on investment securities	12,510	13,472	14,488	54,972	58,509
Nontaxable interest on investment securities	146	159	300	651	1,854
Interest on interest earning deposits	1,440	2,048	2,382	6,617	6,818
Total interest income	78,960	79,817	74,262	309,712	284,465
Interest Expense
Deposits	19,972	20,256	14,338	75,069	39,350
Junior subordinated debentures	512	541	553	2,139	2,074
Securities sold under agreement to repurchase	—	—	5	—	153
Borrowings	4,713	6,062	5,495	23,140	17,733
Total interest expense	25,197	26,859	20,391	100,348	59,310
Net interest income	53,763	52,958	53,871	209,364	225,155
Provision for credit losses	1,183	2,439	1,424	6,282	4,280
Net interest income after provision for credit losses	52,580	50,519	52,447	203,082	220,875
Noninterest Income
Service charges and other fees	2,892	2,788	2,804	11,285	10,966
Card revenue	1,849	2,134	1,944	7,752	8,340
Loss on sale of investment securities, net	(3,903)	(6,945)	(10,005)	(22,742)	(12,231)
Gain on sale of loans, net	—	—	36	26	343
Interest rate swap fees	357	—	—	409	230
Bank owned life insurance income	256	860	654	2,967	2,934
Gain on sale of other assets, net	23	1,480	—	1,552	2
Other income	1,816	1,520	1,420	6,224	8,079
Total noninterest income (loss)	3,290	1,837	(3,147)	7,473	18,663
Noninterest Expense
Compensation and employee benefits	24,236	24,367	24,758	98,527	100,083
Occupancy and equipment	4,742	4,850	4,784	19,289	19,156
Data processing	4,020	3,964	4,630	14,899	17,116
Marketing	405	128	698	988	1,930
Professional services	663	490	2,266	2,515	4,227
State/municipal business and use taxes	1,180	1,249	909	4,889	4,059
Federal deposit insurance premium	829	824	847	3,260	3,312
Amortization of intangible assets	399	399	593	1,640	2,434
Other expense	3,066	3,019	3,238	12,289	14,306
Total noninterest expense	39,540	39,290	42,723	158,296	166,623
Income before income taxes	16,330	13,066	6,577	52,259	72,915
Income tax expense	4,402	1,643	344	9,001	11,160
Net income	$11,928	$11,423	$6,233	$43,258	$61,755

	Quarter Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Basic earnings per share	$0.35	$0.33	$0.18	$1.26	$1.76
Diluted earnings per share	$0.34	$0.33	$0.18	$1.24	$1.75
Dividends declared per share	$0.23	$0.23	$0.22	$0.92	$0.88
Average shares outstanding - basic	34,109,339	34,322,069	34,902,029	34,465,323	35,022,247
Average shares outstanding - diluted	34,553,139	34,658,674	35,084,635	34,899,036	35,258,189

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Year Ended December 31,
	2024			2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net(2)(3)	$4,485,531	$247,472	5.52%	$4,155,722	$217,284	5.23%
Taxable securities	1,653,295	54,972	3.32	1,937,603	58,509	3.02
Nontaxable securities(3)	18,425	651	3.53	63,051	1,854	2.94
Interest earning deposits	125,036	6,617	5.29	129,807	6,818	5.25
Total interest earning assets	6,282,287	309,712	4.93%	6,286,183	284,465	4.53%
Noninterest earning assets	850,759			853,841
Total assets	$7,133,046			$7,140,024
Interest Bearing Liabilities:
Certificates of deposit	$857,079	$36,922	4.31%	$491,653	$14,554	2.96%
Savings accounts	451,528	920	0.20	543,096	701	0.13
Interest bearing demand and money market accounts	2,640,487	37,227	1.41	2,771,981	24,095	0.87
Total interest bearing deposits	3,949,094	75,069	1.90	3,806,730	39,350	1.03
Junior subordinated debentures	21,910	2,139	9.76	21,615	2,074	9.60
Securities sold under agreement to repurchase	—	—	—	32,976	153	0.46
Borrowings	456,448	23,140	5.07	369,665	17,733	4.80
Total interest bearing liabilities	4,427,452	100,348	2.27%	4,230,986	59,310	1.40%
Noninterest demand deposits	1,669,301			1,899,317
Other noninterest bearing liabilities	182,121			191,679
Stockholders’ equity	854,172			818,042
Total liabilities and stockholders’ equity	$7,133,046			$7,140,024
Net interest income and spread		$209,364	2.66%		$225,155	3.13%
Net interest margin			3.33%			3.58%
(1) Average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $3.6 million and $3.3 million for the year ended December 31, 2024 and 2023, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Allowance for Credit Losses on Loans:
Balance, beginning of period	$51,391	$51,219	$46,947	$47,999	$42,986
Provision for credit losses on loans	1,104	2,705	1,670	6,983	4,736
Charge-offs:
Commercial business	(4)	(2,560)	(543)	(2,953)	(719)
Consumer	(92)	(85)	(166)	(538)	(586)
Total charge-offs	(96)	(2,645)	(709)	(3,491)	(1,305)
Recoveries:
Commercial business	48	72	30	855	1,372
Consumer	21	40	61	122	210
Total recoveries	69	112	91	977	1,582
Net recoveries (charge-offs)	(27)	(2,533)	(618)	(2,514)	277
Balance, end of period	$52,468	$51,391	$47,999	$52,468	$47,999
Net charge-offs (recoveries) on loans to average loans receivable, net annualized	—%	0.22%	0.06%	0.06%	(0.01)%

	December 31, 2024	September 30, 2024	December 31, 2023
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$3,919	$4,301	$4,468
Consumer	160	—	—
Total nonaccrual loans	4,079	4,301	4,468
Accruing loans past due 90 days or more	1,195	5,347	1,293
Total nonperforming loans	5,274	9,648	5,761
Other real estate owned	—	—	—
Nonperforming assets	$5,274	$9,648	$5,761

ACL on loans to:
Loans receivable	1.09%	1.10%	1.11%
Nonaccrual loans	1,286.30%	1,194.86%	1,074.28%
Nonaccrual loans to loans receivable	0.08%	0.09%	0.10%
Nonperforming loans to loans receivable	0.11%	0.21%	0.13%
Nonperforming assets to total assets	0.07%	0.13%	0.08%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Earnings:
Net interest income	$53,763	$52,958	$51,113	$51,530	$53,871
Provision for credit losses	1,183	2,439	1,268	1,392	1,424
Noninterest income (loss)	3,290	1,837	5,246	(2,900)	(3,147)
Noninterest expense	39,540	39,290	39,096	40,370	42,723
Net income	11,928	11,423	14,159	5,748	6,233
Pre-tax, pre-provision net income (1)	17,513	15,505	17,263	8,260	8,001
Basic earnings per share	$0.35	$0.33	$0.41	$0.17	$0.18
Diluted earnings per share	$0.34	$0.33	$0.41	$0.16	$0.18
Average Balances:
Loans receivable, net (2)	$4,665,113	$4,555,090	$4,415,790	$4,303,394	$4,233,743
Total investment securities	1,530,348	1,622,011	1,704,607	1,832,011	1,861,587
Total interest earning assets	6,314,736	6,327,485	6,241,936	6,244,138	6,269,805
Total assets	7,149,294	7,182,921	7,106,791	7,092,452	7,140,876
Total interest bearing deposits	4,011,793	3,997,496	3,916,977	3,868,890	3,849,067
Total noninterest demand deposits	1,703,357	1,677,984	1,638,262	1,657,132	1,772,261
Stockholders' equity	868,308	857,799	843,438	846,947	813,383
Financial Ratios:
Return on average assets (3)	0.66%	0.63%	0.80%	0.33%	0.35%
Pre-tax, pre-provision return on average assets (1)(3)	0.97	0.86	0.98	0.47	0.44
Return on average common equity (3)	5.46	5.30	6.75	2.73	3.04
Return on average tangible common equity (1)(3)	7.81	7.62	9.74	4.07	4.69
Adjusted return on average tangible common equity (1)(3)	11.59	10.42	10.74	9.34	10.21
Efficiency ratio	69.3	71.7	69.4	83.0	84.2
Adjusted efficiency ratio (1)	64.4	65.2	67.1	68.9	70.4
Noninterest expense to average total assets (3)	2.20	2.18	2.21	2.29	2.37
Net interest spread (3)	2.70	2.63	2.62	2.70	2.84
Net interest margin (3)	3.39	3.33	3.29	3.32	3.41
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Average loans receivable, net includes loans held for sale.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Select Balance Sheet:
Total assets	$7,106,278	$7,153,363	$7,059,857	$7,091,283	$7,174,957
Loans receivable, net	4,749,655	4,628,088	4,481,396	4,378,429	4,287,628
Total investment securities	1,467,679	1,572,179	1,658,590	1,730,516	1,873,795
Total deposits	5,684,613	5,708,492	5,515,652	5,532,327	5,599,872
Noninterest demand deposits	1,654,955	1,682,219	1,599,367	1,637,111	1,715,847
Stockholders' equity	863,527	874,514	850,507	847,580	853,261
Financial Measures:
Book value per share	$25.40	$25.61	$24.66	$24.43	$24.44
Tangible book value per share (1)	18.22	18.45	17.56	17.36	17.40
Stockholders' equity to total assets	12.2%	12.2%	12.0%	12.0%	11.9%
Tangible common equity to tangible assets (1)	9.0	9.1	8.9	8.8	8.8
Loans to deposits ratio	84.5	82.0	82.2	80.0	77.4
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.0%	12.3%	12.6%	12.6%	12.9%
Leverage ratio	10.0	9.9	10.1	10.0	10.0
Tier 1 capital ratio	12.4	12.7	13.0	13.0	13.3
Total capital ratio	13.3	13.6	13.9	13.9	14.1
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.09%	1.10%	1.13%	1.12%	1.11%
Nonaccrual loans	1,286.3	1,194.9	1,338.7	1,037.9	1,074.3
Nonaccrual loans to loans receivable	0.08	0.09	0.08	0.11	0.10
Nonperforming loans to loans receivable	0.11	0.21	0.18	0.17	0.13
Nonperforming assets to total assets	0.07	0.13	0.12	0.10	0.08
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	0.00	0.22	0.00	0.00	0.06
Criticized Loans by Credit Quality Rating:
Special mention	$110,725	$99,078	$93,694	$102,232	$79,977
Substandard	68,318	71,977	82,496	70,183	69,757
Other Metrics:
Number of banking offices	50	50	50	50	50
Deposits per branch	$113,692	$114,170	$110,313	$110,647	$111,997
Average number of full-time equivalent employees	751	749	748	765	803
Average assets per full-time equivalent employee	9,520	9,590	9,501	9,271	8,893
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$863,527	$874,514	$850,507	$847,580	$853,261
Exclude intangible assets	(244,092)	(244,491)	(244,890)	(245,311)	(245,732)
Tangible common equity (non-GAAP)	$619,435	$630,023	$605,617	$602,269	$607,529

Total assets (GAAP)	$7,106,278	$7,153,363	$7,059,857	$7,091,283	$7,174,957
Exclude intangible assets	(244,092)	(244,491)	(244,890)	(245,311)	(245,732)
Tangible assets (non-GAAP)	$6,862,186	$6,908,872	$6,814,967	$6,845,972	$6,929,225

Stockholders' equity to total assets (GAAP)	12.2%	12.2%	12.0%	12.0%	11.9%
Tangible common equity to tangible assets (non-GAAP)	9.0%	9.1%	8.9%	8.8%	8.8%

Shares outstanding	33,990,827	34,153,539	34,496,197	34,689,843	34,906,233

Book value per share (GAAP)	$25.40	$25.61	$24.66	$24.43	$24.44
Tangible book value per share (non-GAAP)	$18.22	$18.45	$17.56	$17.36	$17.40

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio, which excludes certain non-recurring items is useful in measuring performance of the Company's ongoing business operations by removing the volatility of these non-recurring items.

	Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$11,928	$11,423	$14,159	$5,748	$6,233
Add amortization of intangible assets	399	399	421	421	593
Exclude tax effect of adjustment	(84)	(84)	(88)	(88)	(125)
Tangible net income (non-GAAP)	$12,243	$11,738	$14,492	$6,081	$6,701

Tangible net income (non-GAAP)	$12,243	$11,738	$14,492	$6,081	$6,701
Exclude loss on sale of investment securities, net	3,903	6,945	1,921	9,973	10,005
Exclude gain on sale of premises and equipment	(23)	(1,480)	(49)	—	—
Exclude tax effect of adjustment	(815)	(1,148)	(393)	(2,094)	(2,101)
Exclude BOLI restructuring costs included in BOLI Income	508	—	—	—	—
Exclude tax expense related to BOLI restructuring	$2,371	$—	$—	$—	$—
Adjusted tangible net income (non-GAAP)	$18,187	$16,055	$15,971	$13,960	$14,605

Average stockholders' equity (GAAP)	$868,308	$857,799	$843,438	$846,947	$813,383
Exclude average intangible assets	(244,302)	(244,706)	(245,106)	(245,536)	(246,022)
Average tangible common stockholders' equity (non-GAAP)	$624,006	$613,093	$598,332	$601,411	$567,361

Return on average common equity, annualized (GAAP)	5.46%	5.30%	6.75%	2.73%	3.04%
Return on average tangible common equity, annualized (non-GAAP)	7.81%	7.62%	9.74%	4.07%	4.69%
Adjusted return on average tangible common equity, annualized (non-GAAP)	11.59%	10.42%	10.74%	9.34%	10.21%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$11,928	$11,423	$14,159	$5,748	$6,233
Add income tax expense	4,402	1,643	1,836	1,120	344
Add (subtract) provision for (reversal of) credit losses	1,183	2,439	1,268	1,392	1,424
Pre-tax, pre-provision income (non-GAAP)	$17,513	$15,505	$17,263	$8,260	$8,001

Average total assets (GAAP)	$7,149,294	$7,182,921	$7,106,791	$7,092,452	$7,140,876

Return on average assets, annualized (GAAP)	0.66%	0.63%	0.80%	0.33%	0.35%
Pre-tax, pre-provision return on average assets (non-GAAP)	0.97%	0.86%	0.98%	0.47%	0.44%
The Company believes that presenting an adjusted efficiency ratio, which excludes certain non-recurring items is useful in measuring operating income and expenses by removing the volatility of these non-recurring items.

	Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$39,540	$39,290	$39,096	$40,370	$42,723
Net interest income (GAAP)	$53,763	$52,958	$51,113	$51,530	$53,871

Total noninterest income (GAAP)	$3,290	$1,837	$5,246	$(2,900)	$(3,147)
Exclude (gain) loss on sale of investment securities, net	3,903	6,945	1,921	9,973	10,005
Exclude gain on sale of premises and equipment	(23)	(1,480)	(49)	—	—
Exclude BOLI restructuring costs included in BOLI Income	508	—	—	—	—
Adjusted total noninterest income (non-GAAP)	$7,678	$7,302	$7,118	$7,073	$6,858

Efficiency ratio (GAAP)	69.3%	71.7%	69.4%	83.0%	84.2%
Adjusted efficiency ratio (non-GAAP)	64.4%	65.2%	67.1%	68.9%	70.4%